UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

Stewart Information Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1360 Post Oak Blvd, Suite 100,

Houston, Texas   77056

(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code: (713)-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2020, Stewart Title Company (“STC”), a wholly-owned subsidiary of Stewart Information Services Corporation (the “Company”), entered into an asset purchase and sale agreement (the “Purchase Agreement”) with Unified Title Company, LLC (“Unified”), Unified Title Company of Northern Colorado, LLC (“Unified NC”), Legacy Title Group, LLC (“Legacy”), Empire West Title Agency, LLC (“Empire West”), Western Title Company, LLC (“Western”), Colorado Escrow and Title Services, LLC (“Colorado Escrow”), Empire Title of Colorado Springs, LLC (“Empire CS”), Western Exchange Services, LLC (“Western Exchange”), El Paso Title Plant, LLC (“El Paso”), and ET Production Services, LLC (“ET Productions” and collectively with Unified, Unified NC, Legacy, Empire West, Western, Colorado Escrow, Empire CS, El Paso, and Western Exchange, the “Selling Companies”), ET Investments, LLC, a Wyoming limited liability company (“ET WY”), and ET Investments, LLC, a Colorado limited liability company (“ET CO”), and John P. Dwyer Jr. (“Dwyer”) and Bryan R. Willis (“Willis”) with respect to the non-solicitation and non-compete covenants contained therein. Pursuant to the Purchase Agreement, STC acquired 57 title offices with operations in the States of Arizona, Colorado, and Nevada from the Selling Companies for a purchase price of $105 million in cash and the assumption of certain liabilities. The closing of the transaction occurred simultaneously with the execution and delivery of the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Selling Companies, on the one hand, and STC, on the other hand. Under the Purchase Agreement, the Selling Companies, ET CO, and ET WY agreed to indemnify STC for any breaches of representations or warranties of the Selling Companies contained in the Purchase Agreement, losses associated with retained liabilities, which include the pre-closing operations of the business, and fraud or gross and willful misrepresentation of the Selling Companies. STC similarly agreed to indemnify the Selling Companies for any breaches of representations or warranties of STC in the Purchase Agreement, losses associated with the assumed liabilities, and fraud or gross and willful misrepresentation of STC.

In addition, the Purchase Agreement includes customary covenants for a transaction of this sort, including a three-year non-solicitation covenant of the Selling Companies, ET CO, ET WY, Dwyer and Willis with respect to certain employees of the Selling Companies and a three-year agreement not to participate in, open, own, direct, work for, run or otherwise compete with STC in the title insurance, escrow, closing and settlement services business in certain counties in which the Selling Companies operated.

Concurrent with the closing of the Purchase Agreement, STC and the Selling Companies entered into a Transition Services Agreement providing for the Selling Companies’ post-closing management of certain business operations for the benefit of STC and the orderly transition of the purchased assets and business operations to STC for a period that will allow the parties to smoothly transition the business operations.

There is no material relationship which exists between any of the Selling Companies, ET CO, ET WY, Dwyer or Willis and STC or its affiliates other than in respect of the Purchase Agreement.

ITEM 8.01.	OTHER EVENTS.

On September 1, 2020, the Company issued a press release announcing the acquisition of 57 title offices in the states of Arizona, Colorado and Nevada. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS

Exhibit No.	Description

99.1	Press release of Stewart Information Services Corporation September 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION (Registrant)

	By:	/s/ David C. Hisey
(David C. Hisey, Chief Financial Officer, Secretary and Treasurer)

Date: September 1, 2020